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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
IDEC PHARMACEUTICALS CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IDEC Pharmaceuticals Corporation
3030 Callan Road
San Diego, CA 92121

April 12, 2002

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of IDEC Pharmaceuticals Corporation to be held on May 23, 2002, at 1:00 p.m., at the Hilton La Jolla at Torrey Pines located at 10950 North Torrey Pines Road, San Diego, California.

        Details of the business to be conducted at the Annual Meeting are given in the attached Notice of the Annual Meeting of Stockholders and Proxy Statement.

        After careful consideration, your Board of Directors has unanimously approved each of the proposals set forth in the enclosed Proxy Statement and recommends that you vote FOR each of the proposals.

        It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. To ensure your shares are represented at the Annual Meeting, you may vote by telephone according to instructions provided in the enclosed proxy card or by completing and mailing the enclosed proxy card. If voting by mail, please date, sign and return, the enclosed proxy card no later than May 18, 2002, in the prepaid envelope addressed to our stock transfer agent, Mellon Investor Services LLP. If you decide to attend the Annual Meeting and wish to vote in person, please notify our Secretary.

        A copy of our 2001 Annual Report and Form 10-K for the year ended December 31, 2001 are also enclosed.

        We look forward to seeing you at the Annual Meeting.

Sincerely,

William H. Rastetter, Ph.D. Chairman and Chief Executive Officer

IDEC PHARMACEUTICALS CORPORATION

3030 Callan Road
San Diego, CA 92121

Notice of Annual Meeting of Stockholders
to be held May 23, 2002

To the Stockholders of IDEC PHARMACEUTICALS CORPORATION:

        The Annual Meeting of Stockholders of IDEC Pharmaceuticals Corporation will be held at the Hilton La Jolla at Torrey Pines located at 10950 North Torrey Pines Road, San Diego, California on Thursday May 23, 2002 at 1:00 p.m. local time for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect three Class II directors to serve for a three-year term ending in the year 2005 or until their successor's are elected and qualified;

  2.
  To consider and vote on our proposal to amend the 1988 Stock Option Plan to increase the number of shares of common stock authorized for issuance thereunder by an additional 5,000,000 shares from 53,580,000 to 58,580,000 shares;

  3.
  To ratify the selection of KPMG LLP as our independent public accountants for the fiscal year ending December 31, 2002; and

  4.
  To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

        Only stockholders of record at the close of business on March 28, 2002 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment of the meeting. The stock transfer books will remain open between the record date and the date of the Annual Meeting. A complete list of stockholders entitled to vote will be available from our Secretary at our executive offices located at 3030 Callan Road, San Diego, California 92121, for a period of ten days before the Annual Meeting.

        YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

                      By Order of the Board of Directors,

                      John M. Dunn
                       Secretary

April 12, 2002

IDEC PHARMACEUTICALS CORPORATION

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2002

General

        The enclosed proxy is solicited on behalf of the Board of Directors of IDEC Pharmaceuticals Corporation, a Delaware corporation, with corporate headquarters located at 3030 Callan Road, San Diego, California 92121, for use at the Annual Meeting of Stockholders to be held on May 23, 2002. The Annual Meeting will be held at 1:00 p.m. local time at the Hilton La Jolla at Torrey Pines located at 10950 North Torrey Pines Road, San Diego, California. These proxy solicitation materials were first mailed on or about April 12, 2002, to all stockholders entitled to vote at the Annual Meeting.

Voting

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On March 28, 2002, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 154,041,112 shares of our common stock, $0.0005 par value, were issued and outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on March 28, 2002. Our Certificate of Incorporation does not provide for cumulative voting with respect to the election of directors. Provided a quorum is present, the three nominees for directors who receive the highest number of votes will be elected. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If, however, shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained, but are counted for quorum purposes. All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Proxies

        If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified on the proxy. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the three directors proposed by the Board unless the authority to vote for the election of directors (or for any one or more nominees) is withheld and the proxy will be voted FOR the approval of Proposals 2 and 3 described in the accompanying Notice and this Proxy Statement. You may revoke or change your proxy at any time before the Annual Meeting by filing with our Secretary at our principal executive offices, a notice of revocation or another signed proxy with a later date. Your proxy will be automatically revoked if you attend the Annual Meeting and vote in person.

Solicitation

        We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the form of proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to beneficial owners. In addition, we may reimburse these persons for their expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any of these services. We have engaged InvestorCom, Inc. to solicit proxies and distribute materials to brokers, banks, custodians, fiduciaries and other nominee holders. We will pay InvestorCom approximately $65,000 for these services.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors having staggered three-year terms. We have named these three classes Class I, Class II and Class III, with each class consisting, as nearly as possible, of one-third of the total number of directors. As of the Annual Meeting the Board will consist of nine persons, with each class comprising of three persons. Class II, the class of directors whose term of office expires at the Annual Meeting, will consist of three directors who will stand for election or reelection at this Annual Meeting. The directors elected to this class will serve for a term of three years, expiring at the year 2005 annual meeting of stockholders, or until their successors have been elected and qualified. All nominees are currently directors of our company.

        All three nominees for election have agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below provided a quorum is present. The three candidates receiving the highest number of affirmative votes of the shares represented and voting on this proposal will be elected directors of our company, to serve their terms and until their successors have been duly elected and qualified.

Business Experience of Board Nominees

        Following are the names and ages of the nominees, the principal occupations of each nominee at present and for the past five years, public company directorships held by each, and the year in which each became a director of our company.

Class II Director Nominees	Position(s) with our Company	Age
William H. Rastetter, Ph.D.	Chairman and Chief Executive Officer	53
Herbert W. Boyer, Ph.D.	Director	65
The Honorable Lynn Schenk	Director	57

        Dr. Rastetter was appointed Chairman of the Board of Directors in May 1996. He has served as our Chief Executive Officer since December 1986 and served as our President from 1986 to 2002. Dr. Rastetter served as our Chief Financial Officer from 1988 to 1993 and has served as a director of our company since 1986. From 1984 to 1986, he was Director of Corporate Ventures at Genentech, Inc. From 1982 to 1984, Dr. Rastetter served in a scientific capacity at Genentech, directing the Biocatalysis and Chemical Sciences groups. From 1975 to 1982, he held various faculty positions at the Massachusetts Institute of Technology. Dr. Rastetter is also a director of Argonaut Technologies, Inc. and Illumina, Inc. Dr. Rastetter received his S.B. in chemistry from the Massachusetts Institute of Technology and his M.A. and Ph.D. in chemistry from Harvard University.

        Dr. Boyer, a founder of Genentech Inc., has been a director of Genentech since 1976 and is a consultant to Genentech. Genentech is a corporate partner and one of our stockholders. Dr. Boyer served as a Vice President of Genentech form 1976 to 1991. While a Professor of Biochemistry at the University of California at San Francisco from 1976 to 1991, Dr. Boyer demonstrated the usefulness of recombinant DNA technology to produce medicines economically, which laid the groundwork for Genentech's development. In 1993, Dr. Boyer received the 1993 Helmut Horten Research Award. He also received the National Medal of Science from President Bush in 1990, the National Medal of Technology in 1989 and the Albert Lasker Basic Medical Research Award in 1980. He is an elected member of the National Academy of Sciences and a Fellow in the American Academy of Arts and Sciences. In addition, Dr. Boyer also serves as a director for Allergan, Inc. Dr. Boyer has served as a director of our company since December 2001.

        Ms. Schenk was appointed as Chief of Staff to the Governor of California in January 1999. Ms. Schenk was previously an attorney in private practice from 1996 to 1998 and from 1983 to 1993. Ms. Schenk served as the U.S. Representative for the 49th District of the State of California from 1993 to 1995 and served as the California Secretary of Business, Transportation and Housing from 1980 to 1983. She received her B.A. in Political Science from the University of California at Los Angeles, earned her J.D. from the University of San Diego and attended the London School of Economics. Ms. Schenk has served as a director of our company since May 1995.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
"FOR" THE NOMINEES LISTED ABOVE.

Business Experience of Continuing Directors

        Set forth below are the names and ages of each other director whose term will continue after the Annual Meeting, the principal occupations of each director at present and for the past five years, public company directorships held by each, and the year in which each became a director of our company.

Class I Director—Term Expiring in 2004	Position with our Company	Age
Kazuhiro Hashimoto	Director	61
Franklin P. Johnson, Jr.	Director	73
Bruce R. Ross	Director	61
Class III Director—Term Expiring in 2003	Position with our Company	Age
Alan B. Glassberg, M.D.	Director	65
Robert W. Pangia	Director	50
William D. Young	Director	57

        Mr. Hashimoto has been, since 1994, President of Zenyaku Kogyo Co., Ltd., a private pharmaceutical company in Tokyo, Japan, and a corporate partner and one of our stockholders. He has also served as Zenyaku's Director of Research and Development since 1981 and has served on Zenyaku's Board of Directors since 1977. Mr. Hashimoto received his B.A. in Commerce from Tamagawa Gakuen University and his B.A. in Business Administration from Lewis & Clark College. Mr. Hashimoto has served as a director of our company since July 1991.

        Mr. Johnson has been, since 1967, the general partner of Asset Management Partners, one of our stockholders. Since 1998, Mr. Johnson also serves as Vice President, Chief Financial Officer and Secretary for Indo-Pacific Investment Company. Mr. Johnson is also a director of Amgen, Inc. and Applied Micro Circuits Corporation. Mr. Johnson received his B.S. in Mechanical Engineering from Stanford University and received his M.B.A. from Harvard University. Mr. Johnson has served as a director of our company since 1986.

        Mr. Ross is currently President of Cancer Rx, a health care consulting firm. Immediately prior to launching Cancer Rx, Mr. Ross was Chief Executive Officer of the National Comprehensive Cancer Network, an association of fifteen of the largest cancer centers in the United States. He previously held senior management positions, during a 27-year career, at Bristol-Myers Squibb, including Senior Vice President, Policy, Planning and Development, Bristol-Myers Squibb Pharmaceutical Group and President, Bristol-Myers Squibb U.S. Pharmaceutical Group. He received his B.S. from Syracuse University and later was a Bristol-Myers Scholar at the Yale School of Organization and Management. Mr. Ross has served as a director of our company since July 1997.

        Dr. Glassberg is Associate Director of Clinical Care and Director of General Oncology at the University of California San Francisco Cancer Center, and also serves as Director of Hematology and Medical Oncology at Mount Zion Medical Center in San Francisco, California. Dr. Glassberg has been associated with the University of California, San Francisco since 1970 and is currently a Clinical Professor of Medicine. He received his M.D. from the Medical University of South Carolina in Charleston. Dr. Glassberg has served as a director of our company since February 1997.

        Mr. Pangia has worked in investment banking for 20 years and is currently self-employed in that capacity. From 1987 to 1996 Mr. Pangia held various senior management positions at PaineWebber including; member of the board of directors of PaineWebber, Inc., Chairman of the board of directors of PaineWebber Properties, Inc., member of PaineWebber's executive and operating committees, Chairman of the equity commitment committee, member of the debt commitment committee and Executive Vice President and Director of Investment Banking for PaineWebber Incorporated of New York. Prior to his positions at PaineWebber, Mr. Pangia held other senior positions including Managing Director of Investment Banking for Drexel Burnham Lambert of New York and Vice President of Investment Banking for Kidder, Peabody & Co. of New York. Mr. Pangia is also a director of ICOS Corporation and Network Associates, Inc. He received his A.B. from Brown University and his M.B.A. from Columbia University. Mr. Pangia has served as a director of our company since September 1997.

        Mr. Young is currently Chairman and Chief Executive Officer for ViroLogic, Inc. Until November 1999, he served as Chief Operating Officer of Genentech. Mr. Young joined Genentech in 1980 as Director of Manufacturing and Process Sciences and became Vice President in 1983. He was promoted to various positions and in 1997 became Chief Operating Officer taking on the responsibilities for all Development, Operations, and Sales and Marketing activities. Prior to joining Genentech, Mr. Young was with Eli Lilly & Co., for 14 years. Mr. Young holds a B.S. in Chemical Engineering from Purdue University and a M.B.A. from Indiana University. He was elected to the National Academy of Engineering in 1993 for his contributions to biotechnology. Mr. Young is also a director of Enchira Biotechnology Corporation, VaxGen, Inc. and ViroLogic, Inc. Mr. Young has served as a director of our company since May 1997.

Board Meetings and Committees

        During the fiscal year ended December 31, 2001, our Board held six regularly scheduled meetings. The Board has appointed a compensation committee, an audit and finance committee, a regulatory oversight committee and a nominating committee (reorganized as the corporate governance committee in 2002). All directors who have served on the Board throughout the year have attended at least 75% of the aggregate number of meetings of the Board and of the committees on which the directors serve.

        During the fiscal year ended December 31, 2001, the members of the compensation committee were Franklin P. Johnson, Jr., the chairperson, Charles C. Edwards, M.D. and Bruce R. Ross. The committee held five regularly scheduled meetings during the 2001 fiscal year. The committee's functions are to determine and review the compensation to be paid to our officers, directors and other employees and to administer our 1988 Stock Option Plan and 1995 Employee Stock Purchase Plan. Beginning in

May 2002, the compensation committee will consist of directors: Franklin P. Johnson, Jr., the chairperson, Bruce R. Ross and William D. Young.

        During the fiscal year ended December 31, 2001, the members of the audit and finance committee were Robert W. Pangia, the chairperson, Bruce R. Ross and William D. Young. The committee held three regularly scheduled meetings during the 2001 fiscal year. The committee's functions are to monitor the effectiveness of the internal and external audit controls, to oversee our financial and accounting organization and financial reporting, to oversee our equity and debt financings, to oversee our capital expenditure activities and to select a firm of independent public accountants to audit our books and accounts for the fiscal year for which they are appointed. All members of our audit and finance committee are independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards. The committee has adopted a written audit committee charter. Beginning in May 2002, the audit and finance committee will consist of directors: Robert W. Pangia, the chairperson, Franklin P. Johnson, Jr. and Bruce R. Ross.

        During the fiscal year ended December 31, 2001, the members of the regulatory oversight committee were Charles C. Edwards, M.D., the chairperson, Alan B. Glassberg, M.D. and William D. Young. The committee held no meetings during the 2001 fiscal year. The committee is responsible for advising us on matters pertaining to the filing of Investigational New Drug Applications, Biological License Applications, New Drug Applications and other regulatory matters. Beginning in May 2002, the regulatory oversight committee will consist of directors: William D. Young, the chairperson, Herbert W. Boyer, Ph.D. and Alan B. Glassberg, M.D.

        During the fiscal year ended December 31, 2001, the members of the nominating committee were Lynn Schenk, the chairperson, Charles C. Edwards, M.D., Franklin P. Johnson, Jr., Bruce R. Ross and William D. Young. The committee held one meeting during the 2001 fiscal year. In 2002 the nominating committee was reorganized as the corporate governance committee and is responsible for reviewing our corporate governance principles and proposing a slate of nominees for election as directors by stockholders at each annual meeting as well as to select nominees to fill any vacancies on the Board. In 2002 the corporate governance committee will consist of directors: Herbert W. Boyer, Ph.D., the chairperson, Alan B. Glassberg, M.D and Lynn Schenk.

Audit and Finance Committee Report

        The audit and finance committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the financial reporting process, the systems of internal accounting and financial controls, and the independent audit of the consolidated financial statements. In performing its functions, the audit and finance committee acts only in an oversight capacity and necessarily relies on the work and assurances of management, which has the primary responsibility for the consolidated financial statements, and the independent public accountants, who in their report express an opinion on the conformity of the annual audited consolidated financial statements with accounting principles generally accepted in the United States of America.

        As members of the audit and finance committee we have reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended December 31, 2001. In addition, we have reviewed and discussed with KPMG LLP, our independent public accountants, their judgment as to the quality, not just the acceptability, of the accounting practices and other matters as are required to be discussed by the independent public accountants with the audit and finance committee under generally accepted auditing standards including the matters required to be discussed by Statement on Auditing Standards No. 61.

        We have also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and we have discussed with KPMG LLP its independence.

        Based on our review and discussions noted above, we have recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the U.S. Securities and Exchange Commission.

        This report has been submitted by the undersigned in our capacity as members of the audit and finance committee of the company's Board of Directors.

                      Robert W. Pangia, Chairperson
                      Bruce R. Ross
                      William D. Young

Director Compensation

        All Board members except employee directors and directors who are employed with our corporate development partners receive $2,500 for each Board meeting day attended. Each Board committee member except employee directors and directors who are employed with our corporate development partners receive $1,000 for each Board committee meeting attended. Additionally, all Board members except employee directors and directors who are employed with our corporate development partners are paid an annual retainer of $12,500. All Board members are reimbursed for actual expenses incurred in attending Board meetings. During 2001, Dr. Glassberg earned $26,500, Mr. Johnson earned $29,500, Mr. Pangia earned $28,500, Mr. Ross earned $36,000, Ms. Schenk earned $24,500 Mr. Young earned $31,000 and Dr. Boyer earned $2,500 for their services as directors.

        The 1993 Non-Employee Directors Stock Option Plan is designed to serve as an equity incentive program to attract and retain the services of highly qualified individuals with substantial experience relevant to the life sciences industry. Six hundred and forty thousand shares of our common stock have been reserved for issuance over the term of the directors plan. In accordance with the directors plan, individuals who are first elected or appointed as non-employee Board members, whether through appointment by the Board or election by our stockholders, will automatically be granted, on the date of their initial election or appointment, a non-statutory stock option to purchase 35,000 shares of our common stock. The option will be immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by us, at the option price paid per share, should the optionee cease to remain a Board member for any reason, other than death or disability, prior to vesting in the shares. The shares will vest in a series of four successive equal annual installments upon the optionee's completion of each year of Board service over the four-year period measured from the grant date. On December 12, 2001, Dr. Boyer received an initial option grant for 35,000 shares upon his appointment to the Board. The option has an exercise price of $67.29 per share, the fair market value per share of our common stock on the grant date.

        On January 2, 2001, each individual serving as a non-employee Board member at that time received an option grant to purchase 15,000 shares of common stock at an exercise price of $59.25 per share, the fair market value per share of our common stock on the grant date. Commencing January 2002, individuals who continue to serve as a non-employee Board member will receive an option grant to purchase 10,000 shares of common stock at annual intervals, provided such individual has served as a Board member for a period of at least six months. On January 2, 2002, each individual serving as a non-employee Board member at that time, except for Dr. Boyer, who did not meet the six month service requirement, received an option grant for 10,000 shares of common stock at an exercise price of $68.15 per share, the fair market value per share on the grant date. Each annual grant is immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by us, at the option price paid per share, should the optionee cease to remain a Board member for any reason, other than death or disability, within one year after the grant date.

        Each option grant under the directors plan, whether an initial grant or an annual grant, has a maximum term of ten years measured from the grant date, subject to earlier termination following the optionee's cessation of Board service. The shares subject to each option grant held by a non-employee Board member under the directors plan will immediately vest in full upon certain changes in our ownership or control or the death or disability of the individual while serving as a Board member. In addition, upon the successful completion of a tender offer for 50% or more of our outstanding voting securities not approved by the Board, each option may be surrendered to us for a cash distribution per surrendered option share in an amount equal to the excess of the tender offer price paid per share of common stock over the exercise price payable for the option share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of January 31, 2002, unless otherwise noted, by

  •
  all persons who are beneficial owners of five percent or more of our common stock,

  •
  each director and nominee for director at the Annual Meeting,

  •
  our Chief Executive Officer and each of our next four most highly compensated executive officers named in the Summary Compensation Table below, and

  •
  all current directors and executive officers as a group.

        Unless otherwise noted, each of the stockholders has sole voting and dispositive power with respect to the shares beneficially owned, subject to community property laws, where applicable.

Name and Address, if Required, of Beneficial Owner	Shares Beneficially Owned	Percent of Shares Beneficially Owned(1)
FMR Corp.(2) 82 Devonshire Street Boston, MA 02109-3614	22,217,955	14.5%
Citigroup, Inc.(3) 399 Park Avenue New York, NY 10043	15,414,086	10.1%
Morgan Stanley Dean Witter & Co.(4) 1585 Broadway New York, NY 10036	7,845,222	5.1%
Wolfgang Berthold, Ph.D.(5)	151,755	*
Herbert W. Boyer, Ph.D.(6)	4,209,756	2.7%
Alan B. Glassberg, M.D.(7)	154,600	*
Nabil Hanna, Ph.D.(8)	1,674,372	1.1%
Kazuhiro Hashimoto(9)	4,235,002	2.8%
Franklin P. Johnson, Jr.(10)	556,174	*
Robert W. Pangia(11)	141,250	*
William H. Rastetter, Ph.D.(12)	2,778,193	1.8%
William R. Rohn(13)	1,477,643	*
Bruce R. Ross(14)	110,000	*
Lynn Schenk(15)	178,000	*
Phillip M. Schneider(16)	917,009	*
William D. Young(17)	103,750	*
All directors and executive officers as a group (18 persons)(18)	17,759,792	10.9%

*
Less than one percent of our outstanding common stock.

(1)
Percentage of beneficial ownership is calculated assuming 152,958,453 shares of common stock were outstanding on January 31, 2002. Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting or dispositive power with respect to securities. Shares of common stock subject to stock options currently exercisable or exercisable within 60 days after January 31, 2002 are deemed outstanding for computing the percentage of the person holding such stock options but are not deemed outstanding for computing the percentage of any other person.

(2)
Pursuant to a Schedule 13G filed with the SEC on February 14, 2002, FMR Corp. reported that, as of December 31, 2001, it had sole voting power over 3,768,480 common shares and sole dispositive power over 22,217,955 common shares, Edward C. Johnson 3d, Chairman of FMR, had sole dispositive power over 22,217,955 common shares and Abigail P. Johnson, a director of FMR, had sole dispositive power over 22,217,955 common shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 18,402,125 common shares as a result of acting as an investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940, which includes 187,071 common shares resulting from the assumed conversion of $4,630,000 principal amount of our outstanding 20-year zero coupon subordinated convertible notes. Edward C. Johnson 3d and FMR, through their control of Fidelity, and the funds each has sole dispositive power over 18,402,125 shares owned by the Funds. Neither Edward C. Johnson 3d or FMR has sole voting power of the common shares owned by the Fidelity Funds, which power resides with the Funds' Board of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 1,614,320 common shares. Edward C. Johnson 3d and FMR, through their control of Fidelity Management Trust Company, each has sole voting and dispositive power over 1,614,320 common shares. Fidelity International Limited, an entity operating independent of FMR Corp. and Fidelity, has sole voting and dispositive power over 2,200,910 common shares.

(3)
Pursuant to a Schedule 13G filed with the SEC on January 24, 2002, Citigroup, Inc. reported that, as of December 31, 2001, it had shared voting power and shared dispositive power over 15,414,086 common shares and Salomon Smith Barney Holdings Inc. reported that, as of December 31, 2001, it had shared voting power and shared dispositive power over 15,173,982 common shares and Salomon Brothers Holding Company Inc. reported that, as of December 31, 2001, it had shared voting power and shared dispositive power over 9,665,888 common shares, which included the assumed conversion of certain securities held and Salomon Smith Barney Inc. reported that, as of December 31, 2001 it had shared voting power and shared dispositive power over 9,054,150 common shares which included the assumed conversion of certain securities held.

(4)
Pursuant to a Schedule 13G filed with the SEC on February 12, 2002, Morgan Stanley Dean Witter & Co. reported that, as of December 31, 2001, it had shared voting power over 4,780,692 common shares and shared dispositive power over 7,845,222 common shares. Morgan Stanley, in its capacity as investment advisor, may be deemed to have beneficial ownership of 7,845,222 of our common shares. Morgan Stanley is not the owner of record of these common shares; these common shares are owned by clients of Morgan Stanley and no such clients are known to have beneficial ownership of more than five percent of our common stock.

(5)
Includes stock options to purchase 150,399 common shares held by Dr. Berthold.

(6)
Includes 1,293,916 common shares held by Genentech over which Genentech has no voting power. Includes Non-voting Convertible Preferred Stock convertible in to 2,880,840 common shares held by Genentech. Dr. Boyer, one of our directors and a director for Genentech, disclaims beneficial ownership of the common shares and the Non-voting Convertible Preferred Stock held by Genentech. Includes stock options to purchase 35,000 common shares held by Dr. Boyer.

(7)
Includes stock options to purchase 154,600 common shares held by Dr. Glassberg.

(8)
Includes stock options to purchase 1,241,470 common shares held by Dr. Hanna.

(9)
Includes 4,000,002 common shares held by Zenyaku. Mr. Hashimoto, one of our directors and the President of Zenyaku, disclaims beneficial ownership of the common shares. Includes stock options to purchase 235,000 common shares held by Mr. Hashimoto.

(10)
Includes 205,818 common shares beneficially owned by Asset Management Partners. Mr. Johnson, one of our directors and the General Partner of Asset Management Partners, disclaims beneficial ownership of the common shares except to the extent of his pecuniary interest arising from his interest in Asset Management Partners. Includes stock options to purchase 235,000 common shares held by Mr. Johnson.

(11)
Includes stock options to purchase 141,250 common shares held by Mr. Pangia.

(12)
Includes stock options to purchase 2,341,453 common shares held by Dr. Rastetter.

(13)
Includes stock options to purchase 1,168,494 common shares held by Mr. Rohn.

(14)
Includes stock options to purchase 110,000 common shares held by Mr. Ross.

(15)
Includes stock options to purchase 167,500 common shares held by Ms. Schenk.

(16)
Includes stock options to purchase 733,737 common shares held by Mr. Schneider.

(17)
Includes stock options to purchase 103,750 common shares held by Mr. Young.

(18)
Includes stock options to purchase 7,723,066 common shares and Non-voting Convertible Preferred Stock convertible into 2,880,840 common shares.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee Report on Executive Compensation

        As members of the compensation committee of our Board of Directors, it is our duty to set the base salary of certain executive officers each fiscal year and to approve the individual bonus programs to be in effect for those individuals. In addition, we have the exclusive authority to award stock options under our 1988 Employee Stock Option Plan to our executive officers and other key employees. The following is a summary of the policies which governed our decisions concerning the compensation paid to our executive officers for the 2001 fiscal year, including the compensation reflected in the tables which appear elsewhere in this Proxy Statement.

General Compensation Policy

        Introduction.    We have developed a compensation policy which is designed to attract and retain qualified key executive officers critical to our success. In developing this policy, we have concluded that it is not appropriate to base a significant percentage of the compensation payable to the executive officers upon traditional financial targets, such as return on equity. This is primarily because our product Rituxan®, which was launched in December 1997 is marketed in a co-promotion setting and ZEVALIN™, our second product, just recently received marketing approval. Our other product candidates are either in development or clinical testing phases. Instead, we base our decisions upon the following standards:

  •
  base salary levels which are commensurate with those of comparable positions at other biopharmaceutical companies, given the level of seniority and skills possessed by the executive officer, and which reflect the individual's performance over time;

  •
  annual bonuses tied to the achievement of corporate and individual performance objectives and our financial performance; and

  •
  long-term, stock-based incentive awards intended to strengthen the mutuality of interests between our executive officers and our stockholders.

        Factors.    The primary factors which we considered in establishing the components of each executive officer's compensation package for the 2001 fiscal year are summarized below. We may, however, apply entirely different factors, particularly different measures of performance, in setting executive compensation for future fiscal years.

        •  Base Salary.    The base salary of each executive officer is initially established through negotiation at the time the officer is hired. Base salary is subsequently adjusted at periodic intervals, usually on an annual basis. When establishing or reviewing base salary levels for each executive officer, we consider the following factors:

  •
  the qualifications of the executive officer and the relevant individual experience he or she brings to us;

  •
  strategic goals for which the executive officer has responsibility; and

  •
  compensation levels at biopharmaceutical companies at a development stage comparable to us and at other companies with which we compete for executive talent.

        For the 2001 fiscal year, the base salaries for four of our executive officers ranged from the 50th to the 75th percentile of the salary levels in effect for comparable positions in mid-sized companies in the biopharmaceutical industry, as determined on the basis of an independent compensation survey compiled by Radford Associates. For two of our executive officers, base salary was above the 75th percentile and for two of our executive officers, base salary was less than the 50th percentile. For one of our executive officers there was no comparable position provided by the independent compensation survey compiled by Radford Associates.

        A number of adjustments were made to the market data to reflect differences in management experience, organizational structure and corporate culture, geographic location, product development stage and market capitalization between us and the surveyed entities. Because of the adjustments we have made in order to identify a limited group of companies comparable in development stage to us, there is not a meaningful correlation between the companies we have taken into account for comparative compensation purposes and the companies included in the Nasdaq Pharmaceutical Index which appears later in this Proxy Statement for purposes of evaluating the price performance of our common stock.

        •  Annual Incentive Compensation.    Annual bonuses payable in cash were awarded based on achievement of corporate and individual performance objectives, and annual bonuses payable in the form of stock option grants were awarded based on achievement of corporate performance objectives. For the 2001 fiscal year, the corporate performance objectives were tied to the following summarized measures of success:

  •
  the attainment of certain earnings per share targets;

  •
  the achievement of Rituxan net sales levels by the Rituxan joint business arrangement with Genentech;

  •
  the achievement of ZEVALIN development objectives, including FDA marketing approval;

  •
  achievement of commercial development objectives;

  •
  accomplishment of research and development objectives, including the achievement of clinical testing, patient accruals and their corresponding timely assessment for products under development;

  •
  achievement of manufacturing objectives; and

  •
  the pursuit of outside licensing prospects related to oncology.

        Each objective was assigned a relative weight in determining the amount of the bonus attributable to corporate performance.

        Thirty percent of the individual cash bonuses were based upon achievement of a corporate performance objective and seventy percent of the individual cash bonuses were based upon attainment of each officer's individual performance objectives. The corporate performance objective and the individual performance objectives for the 2001 fiscal year were achieved at an overall rate of ninety-four percent. Accordingly, the bonuses payable to the executive officers on the basis of corporate and individual performance for the 2001 fiscal year were made in the form of cash and stock option grants. The number of common shares subject to each bonus option grant was determined pursuant to a formula under which a specific number of option shares was targeted for each executive officer at the start of the fiscal year, and the number of option shares actually awarded was based upon the percentage to which the corporate performance targets for the fiscal year were attained.

        The size of the target stock option grant for each executive officer is set at a level which we feel is appropriate to create a meaningful opportunity for stock ownership based upon the executive officer's current position with us, internal comparability with stock option grants made to our other executives, the executive officer's current level of performance and his or her potential for future responsibility and promotion over the option term. We also take into account comparable equity incentives provided to individuals in similar positions in the biopharmaceutical industry, as reflected in external surveys, and the number of unvested options held by the executive officer at the time of the new grant. We have established general guidelines by which we seek to target a fixed number of unvested option shares for each executive officer based upon his or her current position with us and his or her potential for growth, i.e., future responsibilities and possible promotions over the option term. However, we do not strictly adhere to these guidelines in making stock option grants, and the relative weight which we give to the various factors varies from individual to individual, as the circumstances warrant.

        Each of the granted options has an exercise price per share equal to the market price per share of our common stock on the grant date and will become exercisable in a series of 48 successive equal monthly installments over the executive officer's continued employment with us. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by us during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

CEO Compensation

        In setting Dr. Rastetter's base salary for the 2001 fiscal year, it was our intent to provide him with a level of stability and certainty each year and not to have this particular component of compensation affected to any significant degree by our performance factors. Accordingly, we primarily took Dr. Rastetter's personal performance into consideration in setting his base salary at $515,070. The remaining components of Dr. Rastetter's compensation package provide no dollar guarantees and are contingent upon the attainment of performance objectives.

        For the 2001 fiscal year, Dr. Rastetter was paid a cash bonus of $239,121 and an additional bonus in the form of a stock option grant on January 23, 2002 for 141,000 shares of common stock at an exercise price of $65.06 per share based primarily upon our progress in meeting the performance objectives identified above for the year. The stock option grant was also in furtherance of our continuing policy to maintain Dr. Rastetter's option holdings at a level consistent with that for other chief executive officers of comparable mid-sized companies in the biopharmaceutical industry and to subject a portion of his overall compensation each year to the market performance of our common stock. Accordingly, the stock option grants will be of no value to Dr. Rastetter unless there is appreciation in the value of our common stock over the option term.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation which is not considered to be performance-based, either because it is not tied to the attainment of performance milestones or because it is not paid pursuant to a stockholder-approved plan. The non-performance based compensation paid to our executive officers for the 2001 fiscal year did not exceed the $1 million limit per officer, and it is not expected the compensation to be paid to our executive officers for the 2002 fiscal year will exceed that limit.

        Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, we have decided not to take any action at this time to limit or restructure the elements of cash compensation payable to our executive officers. We will reconsider this decision should the individual compensation of the other executive officers approach the $1 million level.

        The Company's stock option plan is structured so that any compensation deemed paid in connection with the exercise of stock options granted under that plan or the sale of the shares purchased under those options will qualify as performance-based compensation which is not subject to the $1 million limitation on deductibility.

        The foregoing report has been submitted by the undersigned in our capacity as members of the compensation committee of the Board of Directors.

                      Franklin P. Johnson, Jr., Chairperson
                      Charles C. Edwards, M.D.
                      Bruce R. Ross

Summary of Cash and Certain Other Compensation

        The following table sets forth the compensation earned by our Chief Executive Officer and our four next highest-paid executive officers for the 2001 fiscal year for services rendered in all capacities to us for the 2001, 2000 and 1999 fiscal years. No executive officer resigned or terminated employment during the 2001 fiscal year who would have otherwise been includible in such table on the basis of salary and bonus earned for that fiscal year.

SUMMARY COMPENSATION TABLE

Long Term Compensation Awards
Annual Compensation
Number of Securities Underlying Options(2)
Name and Principal Position(s)	Year	Salary	Bonus(1)	Other Annual Compensation
William H. Rastetter, Ph.D. Chairman and Chief Executive Officer	2001 2000 1999	$515,070 485,000 420,000	$239,121 227,223 138,600	$	— — 21,101		191,100 340,200 378,000
William R. Rohn President and Chief Operating Officer	2001 2000 1999	375,842 353,900 315,000	141,467 130,943 90,405		— — 6,698		152,880 204,120 226,800
Nabil Hanna, Ph.D. Chief Scientific Officer	2001 2000 1999	328,710 309,520 292,000	114,301 99,665 93,002		— — —		114,660 204,120 226,800
Wolfgang Berthold, Ph.D. Senior Vice President, Biopharmaceutical Sciences	2001 2000 1999	265,144 214,102 —	86,165 71,938 —		21,000 58,087 —	(3)	105,486 225,000 —
Phillip M. Schneider Chief Financial Officer	2001 2000 1999	266,796 241,148 243,000	89,503 78,494 58,100		— — —		95,550 260,100 189,000

(1)
The amounts shown under the bonus column include cash bonuses earned for the indicated fiscal years, but paid in the following year.

(2)
The number of securities underlying options for years ended 2000 and 1999 have been restated to reflect a three-for-one stock split by way of stock dividend effected in January 2001.

(3)
Includes $21,000 of indebtedness we have forgiven. For further information concerning the forgiven indebtedness and the circumstances under which such indebtedness was forgiven, please see the section entitled Executive Officer Loans below.

Stock Options

        The following table provides information with respect to the stock option grants made during the 2001 fiscal year under our option plan to our Chief Executive Officer and our four next highest-paid executive officers. Except for the limited stock appreciation right described in footnote (1) below which formed part of the option grant made to each named executive officer, no stock appreciation rights were granted to these executive officers during the 2001 fiscal year.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year
			Exercise or Base Price(2) ($/share)
Name				Expiration Date
					5%(3)	10%(3)
William H. Rastetter, Ph.D.	191,100	4.97%	$57.33	1/15/11	$6,888,032	$17,454,250
William R. Rohn	152,880	3.98	57.33	1/15/11	5,510,425	13,963,400
Nabil Hanna, Ph.D.	114,660	2.98	57.33	1/15/11	4,132,819	10,472,550
Wolfgang Berthold, Ph.D.	105,486	2.74	57.33	1/15/11	3,802,150	9,634,636
Phillip M. Schneider	95,550	2.48	57.33	1/15/11	3,444,016	8,727,125

(1)
Each of these options will become exercisable for the option shares in a series of 48 successive equal monthly installments upon the optionee's completion of each month of service with us over the 4 year period measured from the January 1, 2001 vesting commencement date. Each option will immediately vest and become exercisable for all the option shares if we are acquired by a merger or asset sale, unless the option is assumed or replaced by the acquiring entity. The plan administrator also has the discretionary authority to provide for accelerated vesting of the option shares upon the termination of the optionee's employment following a change in control as defined by, whether by tender offer for 25% or more of our outstanding voting stock or one or more proxy contests for the election of Board members. For further information concerning these vesting acceleration provisions, see the section entitled Management Contracts and Change in Control Agreements. Each option has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with us.

  Each option includes a limited stock appreciation right which will result in the cancellation of that option, to the extent exercisable for vested shares, upon the successful completion of a tender for securities possessing more than 25% of the combined voting power of our outstanding voting securities not approved by the Board. In return for the cancelled option, the optionee will receive a cash distribution per cancelled option share equal to the excess of the highest price paid per share of our common stock in such tender offer over the exercise price payable per share under the cancelled option.

(2)
The exercise price for each granted option is equal to the fair market value of our common stock on the grant date. The exercise price may be paid in cash, in shares of our common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. We may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income and employment withholding taxes to which the optionee may become subject in connection with such exercise. The optionee may be permitted, subject to the approval of the plan administrator, to apply a portion of the shares purchased under the option (or to deliver existing shares of common stock) in satisfaction of the withholding taxes.

(3)
There is no assurance provided to any executive officer or any other holder of our securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Option Exercises and Holdings

        The table below sets forth information concerning the exercise of options during the 2001 fiscal year and unexercised options held as of the end of such year by our Chief Executive Officer and our four next highest-paid executive officers for such fiscal year. No stock appreciation rights were exercised during such fiscal year, and except for the limited stock appreciation right described in footnote (1) to the Option Grants In Last Fiscal Year Table which forms part of each outstanding stock option, no stock appreciation rights were outstanding at the end of that fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2001
					Value of Unexercised In-the-Money Options at December 31, 2001(2)
	Number of Shares Acquired On Exercise
Name		Aggregate Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William H. Rastetter, Ph.D.	495,412	$27,161,265	2,249,078	434,658	$139,343,760	$14,432,812
William R. Rohn	200,297	11,343,330	1,087,341	315,256	63,987,846	10,569,917
Nabil Hanna, Ph.D.	251,000	13,163,722	1,186,397	260,795	72,866,786	8,659,704
Wolfgang Berthold, Ph.D.	—	—	122,610	207,876	3,495,094	5,203,071
Phillip M. Schneider	94,200	5,215,378	681,395	279,205	38,584,995	8,608,166

(1)
Based on the closing price of the purchased shares on the option exercise date less the exercise price paid for such shares.

(2)
Based on fair market value of the common stock at fiscal year end, which was $68.93 per share less the option exercise price payable per share.

Executive Officer Loans

        In April 2000, we made a relocation loan in the amount of $105,000 to Dr. Berthold. The loan has an interest rate of 6.71% per annum and is secured by real estate. Provided Dr. Berthold does not voluntarily leave our employ, the principal amount of the loan is to be forgiven in annual increments of $21,000 on April 24, 2001, 2002, 2003, 2004 and 2005. The highest amount outstanding under this loan during the 2001 fiscal year was $84,000, and the outstanding balance as of February 28, 2002 was $65,625.

Management Contracts and Change in Control Agreements

        We have entered into agreements with each of Dr. Rastetter, Dr. Berthold, Mr. Dunn, Dr. Grint, Dr. Hanna, Mrs. Matsui, Mr. Rohn, Mr. Schneider, Dr. Weibe, and Mr. Wiggins that provide for accelerated vesting of the shares of common stock subject to the outstanding options held by each individual under our option plan in the event his or her employment is involuntarily terminated following a corporate transaction or change in control which does not otherwise trigger the accelerated vesting of those option shares.

        For purposes of these agreements, the following definitional provisions will be in effect:

  •
  Corporate transaction: an acquisition of us by merger or consolidation or by sale of all or substantially all of our assets.

  •
  Change in control: an acquisition by any person or related group of persons (other than us or our affiliates) of twenty-five percent or more of the outstanding voting stock pursuant to a tender or exchange offer made directly to our stockholders which the Board does not recommend such stockholders to accept or a change in the individuals comprising the majority of the Board effected within a period specified in such agreement through one or more proxy-contested elections for Board membership.

        An involuntary termination of employment will be deemed to occur under these change in control agreements should the officer's employment with us terminate by reason of:

  •
  the individual's dismissal or discharge for reasons other than willful misconduct, fraud or other conduct likely to result in material, economic loss to us; or

  •
  the individual's resignation following (A) a change in such individual's position with us which materially reduces his level of responsibility, (B) a reduction in his level of compensation or (C) a significant relocation of such individual's primary place of employment.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended December 31, 2001, Charles C. Edwards, M.D., Franklin P. Johnson, Jr., and Bruce R. Ross served as members of the compensation committee of the Board of Directors. No member of the committee was at any time during the 2001 fiscal year an officer or employee of us or our subsidiary. No member of the committee has previously been one of our officers or employees.

        None of our executive officers serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or compensation committee.

Comparative Stock Performance Graph

        The graph depicted below shows our cumulative total stockholder return as an index assuming $100 invested in our common stock, along with the performance of the Center for Research in Security Prices, or CRSP, Nasdaq Stock Market Index and the Nasdaq Pharmaceutical Index for the last five years ended December 31, 2001. The returns were calculated assuming the investment in our common stock, The Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Pharmaceutical Index on December 31, 1996, and that dividends were reinvested.

        It should be noted that this graph represents historical stock price performance and is not necessarily indicative of any future stock price performance.

STOCK PERFORMANCE GRAPH

        Notwithstanding anything to the contrary set forth in our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by us under those statutes, including the filing of this Proxy Statement, the audit and finance committee report, the compensation committee report on executive compensation and the stock performance graph contained in this Proxy Statement are not to be incorporated by reference into those previous filings, nor is such report or graph to be incorporated into any future filings we make under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Pursuant to the Delaware General Corporation Law, we have adopted provisions in our Certificate of Incorporation which eliminate the personal liability of our directors to us and our stockholders for monetary damages for breach of the directors' fiduciary duties and which authorizes us to indemnify our directors, officers and other agents, by bylaw, agreement or otherwise, to the fullest extent permitted by law. Our Bylaws require us to indemnify our directors and allow the Board in its discretion to indemnify officers, employees and other agents to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; provided, however, that the corporation shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by our Board. Additionally, we will advance to the director, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses, including legal fees and expenses, incurred in investigating or defending any such action, suit or proceeding within ten days of our receiving copies of invoices presented to the director for the expenses, provided that the director has supplied us with an undertaking to repay any such advance in the event it is determined that indemnification is not appropriate under the circumstances.

        Our Certificate of Incorporation and Bylaws expressly authorize the use of indemnification agreements and, with the approval of our stockholders, we have entered into separate indemnification agreements with our directors and executive officers. Our Board has authorized similar indemnification agreements for our officers and we have entered into separate indemnification agreements with certain of our officers. These agreements may require us, among other things, to indemnify directors and officers against liabilities that may arise by reason of their status or service as directors and officers. We believe that these provisions in our Certificate of Incorporation and our Bylaws and contractual indemnification are necessary to attract and retain qualified persons as directors and officers.

        At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for indemnification.

        In March 1995, we entered into a collaboration agreement with Genentech for the clinical development and commercialization of our anti-CD20 monoclonal antibody, Rituxan, for the treatment of certain non-Hodgkin's B-cell lymphomas. Concurrent with the collaborative agreement, we entered into an expression technology license agreement with Genentech for a proprietary gene expression technology we developed and a preferred stock purchase agreement providing for certain equity investments in us by Genentech. Under the terms of these agreements, we are copromoting Rituxan with Genentech in the United States and we receive a share of copromotion profits. Under the terms of separate agreements with Genentech, commercialization of Rituxan outside the United States is the responsibility of F. Hoffmann-La Roche, Inc. except in Japan, where it continues development and copromotes Rituxan in collaboration with Zenyaku. We receive royalties on sales of Rituxan outside the United States. During 2001, we recognized $251.4 million from our joint business arrangement with Genentech for the commercialization of Rituxan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

        Based solely upon review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during the fiscal year ended December 31, 2001, our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements.

PROPOSAL NO. 2

AMENDMENT TO THE 1988 STOCK OPTION PLAN
OF IDEC PHARMACEUTICALS CORPORATION

        Our 1988 Stock Option Plan was originally adopted by our Board of Directors on July 19, 1988, approved by the stockholders on March 29, 1989 and has subsequently been amended on several occasions. In order to:

  •
  continue to provide equity incentives to employees, including officers, and especially to retain key employees who have become substantially vested in previous stock option grants;

  •
  create an additional stock option pool for use in recruiting personnel in connection with the expansion of our operations; and

  •
  ensure that our stock option grants to employees are competitive with practices in comparable companies in the biopharmaceutical industry;

the Board of Directors adopted amendments to our option plan on January 16, 2002, which increased the number of shares of our common stock authorized for issuance under the option plan by an additional 5,000,000 shares, to a total of 58,580,000 shares, subject to stockholder approval at the Annual Meeting.

        Our option plan provides for the grant of options which qualify for favorable tax treatment as incentive stock options under Section 422 of the Internal Revenue Code and non-qualified stock options which are not entitled to such treatment.

        The following is a summary of the principal features of the option plan, as amended. The summary is not a complete description of all the provisions of the option plan. Any stockholder who wishes to obtain a copy of the actual option plan document may do so by written request to our Secretary at our executive offices in San Diego, California.

Administration

        The option plan is administered by the compensation committee of our Board of Directors. The committee is comprised of two or more non-employee Board members appointed by the Board. The compensation committee, which will be referred to in this summary as the plan administrator, has full authority, subject to the provisions of the option plan, to determine the eligible individuals who are to receive option grants and/or stock appreciation rights under the option plan, the type of option (incentive stock option or non-qualified stock option) or stock appreciation right (tandem or limited) to be granted, the number of shares to be covered by each granted option or right, the date or dates on which the option or right is to become exercisable, and the maximum term for which the option or right is to remain outstanding.

Eligibility and Participation

        The option plan authorizes the grant of stock options and stock appreciation rights to our key employees, including officers, and those of our subsidiaries (whether now existing or subsequently established). Non-employee Board members and independent consultants are no longer eligible to receive option grants or stock appreciation rights under the option plan.

        As of February 28, 2002, approximately 684 employees, including ten executive officers, were eligible to participate in the option plan.

Issuable Shares

        Assuming the stockholders approve the share increase, the maximum number of shares of common stock issuable over the term of the option plan may not exceed 58,580,000 shares, subject to adjustment from time to time in the event of certain changes to our capital structure. The issuable shares may be made available either from the authorized but unissued shares of common stock or from shares of common stock repurchased by us, including shares purchased on the open market.

        In no event may any one individual participating in the option plan be granted stock options or separately-exercisable stock appreciation rights for more than 7,500,000 shares of common stock in the aggregate over the term of the option plan, subject to adjustment from time to time in the event of certain changes to our capital structure. For purposes of such limitation, any options or stock appreciation rights granted prior to January 1, 1994 will not be taken into account. Stockholder approval of this proposal will also constitute the re-approval of such share limitation for purposes of Internal Revenue code section 162(m). This limitation, together with the requirement that all stock options under the option plan have an exercise price per share equal to the fair market value per share of our common stock on the grant date, will assure that any deductions to which we would otherwise be entitled upon the exercise of stock options granted under the plan or the subsequent sale of the shares purchased under those options will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m) of the Internal Revenue Code.

        Should an option expire or terminate for any reason prior to exercise in full the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the option plan. Unvested shares issued under the option plan and subsequently repurchased by us at the option exercise price paid per share will be added back to the share reserve and will be available for subsequent issuance under the plan. Shares subject to any option surrendered or cancelled in accordance with the stock appreciation right provisions of the option plan will not be available for subsequent grants.

        As of February 28, 2002, approximately 27,872,934 shares of common stock have been issued under the option plan, 19,127,792 shares of common stock were subject to outstanding options, and 11,579,274 shares of common stock(1) were available for future option grants, inclusive of the 5,000,000 share increase for which stockholder approval is sought under this proposal.

(1)
The number of shares available for future option grants will be increased by the number of shares subject to currently outstanding options which terminate or expire prior to exercise and will also be adjusted in the event of certain changes to our capital structure.

Price and Exercisability

        The exercise price of options granted under the option plan will not be less than 100% of the fair market value of the common stock on the grant date. The maximum period during which any option may remain outstanding under the option plan may not exceed ten years.

        Options granted under the option plan may be immediately exercisable for the full number of shares purchasable thereunder or may become exercisable in cumulative increments over a period of months or years as determined by the plan administrator.

        The exercise price is payable in cash or with shares of our common stock. The exercise price may also be paid through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to us, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

        The plan administrator may also assist one or more optionees, including an officer or director, in the exercise of their outstanding options by authorizing a loan from us or permitting the optionee to pay the exercise price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the plan administrator in its sole discretion, but in no event may the maximum credit extended to the optionee exceed the aggregate exercise price payable for the purchased shares plus any federal or state income or employment withholding taxes to which the optionee may become subject in connection with the purchase.

Valuation

        For purposes of establishing the option exercise price and for all other valuation purposes under the option plan, the fair market value per share of common stock on any relevant date will be deemed equal to the closing selling price per share on such date, as quoted on The Nasdaq Stock Market. If there is no reported selling price for such date, then the closing selling price for the last previous date for which such quotation exists will be determinative of fair market value. The closing selling price of our common stock on February 28, 2002 was $62.82 per share.

Termination of Service

        Should the optionee cease to remain in our service while holding one or more options under the option plan, then the optionee will not have more than a thirty-six month period, or such shorter period as the plan administrator may specify at the time of grant, following the cessation of service in which to exercise such options, unless the plan administrator determines that the exercise period should subsequently be extended for one or more additional months or years. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will, during such limited period, normally be exercisable only for the number of shares for which the option is exercisable on the date of the optionee's cessation of service. However, the plan administrator will have complete discretion to accelerate in whole or in part the vesting of any outstanding options held by the optionee at the time of his or her cessation of service and may exercise such discretion at any time while the option remains outstanding.

        Should the optionee die while holding one or more outstanding options, then the personal representative of the optionee's estate or the person or persons to whom each such option is transferred pursuant to the optionee's will or in accordance with the laws of inheritance will have the right to exercise such option for any or all of the shares for which the option is exercisable on the date of the optionee's cessation of service, less any option shares subsequently purchased by the optionee prior to death. Such right will lapse, and the option will terminate, upon the earlier of the third anniversary of the date of the optionee's death or the specified expiration date of the option term.

        For purposes of the option plan, the optionee will be deemed to be in our service for so long as such individual renders periodic services to us or our subsidiary, whether as an employee, non-employee Board member or independent consultant.

Repurchase Rights

        Any unvested shares of common stock issued under the option plan will be subject to repurchase by us, at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in such shares. The plan administrator will have complete discretion in establishing the vesting schedule for any such unvested shares and will have full authority to cancel our outstanding repurchase rights with respect to one or more unvested shares held by the optionee and may exercise this discretion at any time, whether before or after the optionee's service actually ceases.

Acceleration of Options

        Corporate Transaction.    In the event of any one of the following transactions, which are referred to as a corporate transaction:

  (a)
  a merger or consolidation in which we are not the surviving entity,

  (b)
  the sale, transfer or other disposition of substantially all of our assets in liquidation or our dissolution, or

  (c)
  any reverse merger in which we are the surviving entity but in which 50% or more of our outstanding voting securities are transferred to persons other than those who held such securities immediately prior to the merger, each outstanding option will automatically become exercisable, immediately prior to the effective date of the corporate transaction, for all of the shares of common stock at the time subject to such option and may be exercised for any or all of such shares as fully-vested shares. However, the exercisability of an outstanding option will not so accelerate if and to the extent that such option is either to be assumed by the successor corporation (or parent thereof) or is otherwise to be replaced by a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or the acceleration of such option is subject to other limitations imposed by the plan administrator at the time of grant.

        Our outstanding repurchase rights under the option plan will also terminate, and the shares subject to such repurchase rights will become fully vested, upon the corporate transaction, except to the extent one or more of such repurchase rights are to be assigned to the successor corporation (or its parent company) or such accelerated vesting is precluded by other limitations imposed by the plan administrator at the time the repurchase rights are issued.

        Immediately following the consummation of the corporate transaction, all outstanding options will, to the extent not previously exercised by the optionees or assumed by the successor corporation (or its parent company), terminate and cease to be exercisable.

        Change in Control.    The plan administrator has full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the acceleration of one or more outstanding options under the option plan so that each such option will, immediately prior to a change in control, become exercisable for all of the shares of the common stock at the time subject to such option and may be exercised for any or all of such shares as fully-vested shares. The plan administrator will have complete discretion in establishing the specific terms and conditions upon which one or more outstanding options are to accelerate in connection with the change in control or upon which any of our outstanding repurchase rights under the option plan are to terminate. Alternatively, the plan administrator may condition such accelerated option vesting and termination of the repurchase rights upon the optionee's cessation of service under prescribed circumstances following the change in control.

        A change in control will be deemed to occur:

  •
  should a person or related group of persons (other than us or our affiliates) acquire ownership of 25% or more of our outstanding voting stock pursuant to a tender or exchange offer made directly to our stockholders which the Board does not recommend such stockholders to accept; or

  •
  on the first date within any period of 24 consecutive months or less on which there is effected a change in the composition of the Board such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to consist of individuals who either (i) have been members of the Board continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the clause (i) above who were still in office at the time such election or nomination was approved by the Board.

        Upon a change in control, each outstanding option will remain exercisable until the expiration or sooner termination of the option term specified in the instrument evidencing such grant.

        Special Acceleration Agreements.    We have entered into agreements with certain of our officers to provide for the automatic acceleration of their outstanding options in the event their services are terminated in connection with a corporate transaction or change in control. The purpose of these agreements is to assure such individuals that either their services will continue to be required after the corporate transaction or change in control or that they will in fact receive the appreciated value of their outstanding options despite such corporate transaction or change in control. As of February 28, 2002, the number of option shares subject to these acceleration agreements was as follows for our Chairman and Chief Executive Officer and our four most highly compensated executive officers for the 2001 fiscal year: William H. Rastetter, Ph.D., 2,614,736 shares; William R. Rohn, 1,442,877 shares; Nabil Hanna, Ph.D., 1,526,152 shares; Wolfgang Berthold, Ph.D., 399,446 shares; and 999,560 shares for Phillip M. Schneider.

        The acceleration of options in the event of a corporate transaction or change in control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of us.

Stock Appreciation Rights

        At the discretion of the plan administrator, options may be granted with stock appreciation rights. Two types of stock appreciation rights are authorized for issuance under the option plan: tandem rights which require the option holder to elect between the exercise of the underlying option for shares of common stock and the surrender of such option for an appreciation distribution and limited rights which are automatically exercised upon the occurrence of a hostile take-over.

        The appreciation distribution payable by us upon the exercise of a tandem stock appreciation right will be equal in amount to the excess of the fair market value (on the exercise date) of the shares of common stock in which the optionee is at the time vested under the surrendered option over the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the plan administrator, be made in shares of common stock valued at fair market value on the exercise date, in cash or in a combination of cash and common stock.

        One or more of our officers subject to the short-swing profit restrictions of the federal securities laws may, in the discretion of the plan administrator, be granted limited stock appreciation rights as part of any stock option grants made to such officers. Any option with such a limited stock appreciation right will automatically be cancelled upon the occurrence of a hostile take-over, to the extent the option is at such time exercisable for vested shares (including any shares which vest in connection with such hostile take-over). In return, the optionee will be entitled to a cash distribution from us in an amount equal to the excess of the take-over price of the shares of common stock at the time subject to the cancelled option (or cancelled portion) over the aggregate exercise price payable for such shares. The balance of the option, if any, will continue to remain outstanding and exercisable in accordance with the agreement evidencing such grant.

        For purposes of such limited stock appreciation right, the following definitions are in effect under the option plan:

    Hostile take-over: the acquisition by any person or related group of persons (other than us or our affiliates) of securities possessing more than 25% of the combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our stockholders which the Board does not recommend such stockholders to accept.

    Take-over price: the greater of the fair market value of the vested shares subject to the cancelled option, measured on the option cancellation date in accordance with the valuation provisions of the option plan described above, or the highest reported price per share paid by the tender offeror in effecting the hostile take-over.

Stockholder Rights and Option Assignability

        No optionee is to have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the option price for the purchased shares. Options are not assignable or transferable other than by will or by the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the plan administrator may allow non-qualified options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

Changes in Capitalization

        In the event any change is made to the common stock issuable under the option plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without our receipt of consideration, appropriate adjustments will be made to the aggregate class and/or number of securities issuable under the option plan, the maximum number and/or class of securities for which any one individual may be granted stock options and separately exercisable stock appreciation rights under the option plan and the class and/or number of securities and exercise price per share in effect under each outstanding option in order to prevent dilution or enlargement of benefits thereunder.

        Each outstanding option which is assumed or is otherwise to continue in effect after a corporate transaction will be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued, in connection with such corporate transaction, to the holder of such option had the option been exercised immediately prior to such corporate transaction. Appropriate adjustments will also be made to the exercise price payable per share and to the number and class of securities subsequently available for issuance under the option plan on both an aggregate and per participant basis.

        The grant of stock options or stock appreciation rights under the option plan will not affect our right to adjust, reclassify, reorganize or otherwise change our capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of our business or assets.

Excess Grants

        The option plan permits the grant of options to purchase shares of common stock in excess of the number of shares then available for issuance under the option plan. Any options so granted cannot be exercised prior to stockholder approval of an amendment sufficiently increasing the number of shares available for issuance under the option plan.

Amendment of the Stock Option Plan

        The Board may amend or modify the option plan in any or all respects whatsoever. No such amendment may adversely affect the rights of existing optionees without their consent. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

        The Board may terminate the option plan at any time, and the option plan will in all events terminate on December 31, 2005. Each stock option or stock appreciation right outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grant.

Stock Awards

        The table below shows, as to each of our executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the following information with respect to stock option transactions effected during the period from January 1, 2001 to February 28, 2002 under the option plan: the number of shares of common stock subject to options granted during the period and the weighted average option price payable per share.

Name	Options Granted (Number of Shares)	Weighted Average Exercise Price of Options Granted
William H. Rastetter, Ph.D.	332,100	$60.61
William R. Rohn	318,160	61.93
Nabil Hanna, Ph.D.	193,620	60.48
Wolfgang Berthold, Ph.D.	184,446	60.64
Phillip M. Schneider	174,510	60.83
All current executive officers as a group (10 persons)	2,008,520	61.15
All non-executive directors and director nominees as a group (8 persons)	210,000	63.56
All individuals, including current officers who are not executive officers as a group (approximately 679 persons)	3,209,448	57.01

Accounting Treatment

        Because all option grants under the option plan have exercise prices equal to the fair market value of the option shares on the grant date, those grants do not result in any direct charge to our reported earnings. However, the fair value of those options is required to be disclosed in the notes to our financial statements, and we must also disclose, in footnotes to our financial statements, the pro-forma impact those options would have upon our reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining our earnings per share on a fully-diluted basis.

        Should one or more optionees be granted tandem stock appreciation rights under the option plan, then such rights would result in a compensation expense to be charged against our reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from prior quarter-end will be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for such rights.

Federal Tax Consequences

        Options granted under the option plan may be either incentive options, which satisfy the requirements of Section 422 of the Internal Revenue Code, or non-qualified stock options, which are not intended to meet those requirements. The federal income tax treatment for the two types of options differs as follows:

        Incentive Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition.

        For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

        Upon a qualifying disposition of the shares, the optionee will recognize a long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the date the option was exercised over the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

        If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of the fair market value of such shares on the date the option was exercised over the exercise price paid for the shares. In no other instance will we be allowed a business expense deduction with respect to the optionee's disposition of the purchased shares. We anticipate that any compensation deemed paid by us upon one or more disqualifying dispositions of incentive stock option shares will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to our executive officers.

        Non-Qualified Options.    No taxable income is recognized by an optionee upon the grant of a non-qualified option.

        The optionee will in general recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

        Special provisions of the Internal Revenue Code apply to the acquisition of common stock under a non-qualified option, if the purchased shares are subject to repurchase by us. These special provisions may be summarized as follows:

  •
  If the shares acquired upon exercise of the non-qualified option are subject to repurchase by us, at the original exercise price paid per share in the event of the optionee's termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of the fair market value of the shares on the date our repurchase right lapses with respect to such shares over the exercise price paid for the shares.

  •
  The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-qualified option an amount equal to the excess of the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to our repurchase right) over the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when our repurchase right lapses.

        We will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-qualified option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee. We anticipate that the compensation deemed paid by us upon the exercise of non-statutory options granted under the option plan will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to our executive officers.

        Stock Appreciation Rights.    An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. We will be entitled to a business expense deduction equal to the appreciation distribution for our taxable year in which the ordinary income is recognized by the optionee.

New Plan Benefits

        As of February 28, 2002, no stock options have been granted on the basis of the 5,000,000 share increase subject to stockholder approval at the Annual Meeting.

Stockholder Approval

        The affirmative vote of a majority of the shares of our outstanding voting stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval to amend the option plan to increase the number of shares issuable under the option plan by an additional 5,000,000 shares. Should stockholder approval not be obtained, then any stock options granted on the basis of the 5,000,000 share increase will terminate without becoming exercisable for any of the shares of common stock subject to those options, and no further options will be granted on the basis of the share increase. However, the option plan will continue to remain in effect and stock option grants may continue to be made pursuant to the provisions of the option plan until the earlier of the available reserve of common stock as last approved by the stockholders has been issued or December 31, 2005.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
APPROVAL OF THE AMENDMENT TO THE 1988 STOCK OPTION PLAN.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

        Upon the recommendation of the audit and finance committee, our Board has appointed the firm of KPMG LLP as our independent public accountants for the fiscal year ending December 31, 2002, subject to ratification of the stockholders. KPMG LLP has been employed regularly by us to audit our consolidated financial statements and for other purposes since our inception.

        KPMG LLP has advised our audit committee that it is "independent" of us within the meaning of Rule 2-01 of SEC Regulation S-X as amended by the SEC on November 21, 2000.

Audit Fees

        Audit fees billed to us by KPMG LLP for the audit of our 2001 annual consolidated financial statements included in our Annual Report on Form 10-K and the review of the consolidated financial statements included in our quarterly reports on Form 10-Q, for the year 2001 totaled $156,000.

All Other Fees

        Fees billed to us by KPMG LLP with respect to the year 2001 for all other non-audit services rendered to us including tax related services totaled $116,000. The audit committee has considered and believes that all other non-audit services rendered to us by KPMG LLP are compatible with maintaining its independence.

Financial Information Systems Design and Implementation Fees

        We did not engage KPMG LLP to provide advice regarding financial information systems design and implementation during 2001.

        A representative of KPMG LLP is expected to be present at our Annual Meeting. This representative will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
"FOR" THE PROPOSAL TO RATIFY THE SELECTION OF
KPMG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2002.

OTHER BUSINESS

        Our Board is not aware of any other matter which may be presented for action at the Annual Meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the stockholders arise, it is intended that the persons named as proxy holders on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in our interest. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

STOCKHOLDER PROPOSALS

        Under the present rules of the SEC, the deadline for stockholders to submit proposals to be considered for inclusion in our Proxy Statement for the 2003 Annual Meeting of Stockholders is expected to be December 12, 2002. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the SEC.

        In addition, the proxy solicited by the Board for the 2003 Annual Meeting will confer discretionary authority on the Board to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal no later than February 25, 2003.

ANNUAL REPORT AND ANNUAL REPORT ON FORM 10-K

        We filed an Annual Report on Form 10-K for the year ended December 31, 2001 with the SEC. A copy of our Annual Report on Form 10-K and our Annual Report to Stockholders has been included with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Neither the Annual Report on Form 10-K nor our Annual Report to Stockholders is incorporated into this Proxy Statement and are not considered proxy solicitation material.

        THE BOARD OF DIRECTORS OF IDEC PHARMACEUTICALS CORPORATION

Dated: April 12, 2002

Appendix A

IDEC PHARMACEUTICALS CORPORATION
1988 STOCK OPTION PLAN

(Amended and Restated Through January 23, 2002)

        I.    PURPOSES OF THE PLAN

        (a)  This Stock Option Plan (the "Plan") is intended to promote the interests of IDEC Pharmaceuticals Corporation, a Delaware corporation (the "Corporation"), by providing a method whereby key employees (including officers) of the Corporation (or its parent or subsidiary corporations) responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations) may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and continue to render services to the Corporation (or its parent or subsidiary corporations).

        (b)  The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

          (i)    Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (ii)    Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        II.    ADMINISTRATION OF THE PLAN

        (a)  The Corporation's Board of Directors (the "Board") shall appoint a committee ("Committee") of two (2) or more non-employee Board members to assume full responsibility for the administration of the Plan. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

        (b)  The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option grants or stock issuances as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option or stock issuance thereunder.

        III.    ELIGIBILITY FOR OPTION GRANTS

        (a)  The persons eligible to receive option grants under the Plan shall be limited to key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the success and growth of the Corporation (or its parent or subsidiary corporations) or which may reasonably be anticipated to contribute to the future success and growth of the Corporation (or its parent or subsidiary corporations).

        (b)  The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Plan, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to be outstanding.

        IV.    STOCK SUBJECT TO THE PLAN

        (a)  The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Common Stock. The maximum number of shares which may be issued under the Plan shall not exceed 58,580,000 shares.* The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with Section IV.(d) of the Plan.

        (b)  In no event may the aggregate number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options and separately exercisable stock appreciation rights exceed 7,500,000 shares in the aggregate over the remaining term of the Plan, subject to adjustment from time to time in accordance with Section IV.(d) of the Plan. For purposes of such limitation, no stock options or stock appreciation rights granted prior to January 1, 1994 shall be taken into account.

        (c)  Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised shall be available for subsequent option grants under the Plan. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise price paid per share, pursuant to the Corporation's repurchase rights under the Plan, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants under the Plan. Shares subject to any option cancelled in accordance with Section VIII of the Plan shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under this Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the option holder.

        */  Adjusted to reflect (i) the 1 for 2.5 reverse Common Stock split effected by the Company on August 18, 1991, a 2 for 1 stock split effected by the Corporation on December 21, 1999 and a 3 for 1 stock split effected in the form of a stock dividend on January 17, 2001, (ii) the 4,020,000 share increase authorized by the Board on March 18, 1992 and approved by the stockholders at the 1992 Annual Meeting, (iii) the 4,200,000 share increase authorized by the Board on January 13, 1993 and approved by the stockholders at the 1993 Annual Meeting, (iv) the 3,900,000 share increase authorized by the Board on February 28, 1994 and approved by the stockholders at the 1994 Annual Meeting, (v) the 3,000,000 share increase authorized by the Board on January 25, 1995, and approved by the stockholders at the 1995 Annual Meeting, (vi) the 7,200,000 share increase authorized by the Board on January 24, 1996, and approved by the stockholders at the 1996 Annual Meeting, (vii) the 4,800,000 share increase authorized by the Board on February 24, 1997, and approved by the stockholders at the 1997 Annual Meeting, (viii) the 5,130,000 share increase authorized by the Board on February 20, 1998, approved by the stockholders at the 1998 Annual Meeting, (ix) the 4,800,000 share increase authorized by the Board on January 13, 1999, approved by the stockholders at the 1999 Annual Meeting, (x) the 5,130,000 share increase authorized by the Board on January 12, 2000, approval at the 2000 Annual Meeting, (xi) the 5,640,000 share increase authorized by the Board on January 16, 2001, approved by the stockholders at the 2001 Annual Meeting, and (xii) the 5,000,000 share increase authorized by the Board on January 23, 2002, subject to stockholder approval at the 2002 Annual Meeting. In no event, however, shall more than 30,707,067 shares of Common Stock be issued under the Plan after February 28, 2002, inclusive of the 5,000,000 share increase for which stockholder approval is sought at the 2002 Annual Meeting, subject to adjustment under Section IV(d) in the event of changes in the Corporation's capital structure.

        (d)  In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (I) the maximum number and/or class of securities issuable under the Plan, (II) the maximum number and/or class of securities for which stock options and separately exercisable stock appreciation rights may be granted to any one participant in the aggregate after December 31, 1993 and (III) the number and/or class of securities and exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

        V.    TERMS AND CONDITIONS OF OPTIONS

        Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section VI.

          1.    Option Price.

            A.    The option price per share shall be fixed by the Plan Administrator, but in no event shall the option price per share be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of the option grant.

            B.    The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section IX and the instrument evidencing the grant, be payable in one of the alternative forms specified below:

              (i)    full payment in cash or check payable to the Corporation; or

              (ii)    full payment in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or

              (iii)    full payment through a combination of shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at fair market value on the Exercise Date and cash or check payable to the Corporation; or

              (iv)    full payment effected through a broker-dealer sale and remittance procedure pursuant to which the optionee shall provide irrevocable instructions (I) to a Corporation-designated brokerage firm to (A) effect the immediate sale of a sufficient number of the purchased shares to enable such firm to remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (B) remit those funds to the

      Corporation on the settlement date, and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm.

            For purposes of this subparagraph B, the Exercise Date shall be the date on which written or electronic notice of the option exercise is received by the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

            C.    The fair market value per share of Common Stock on any relevant date under subparagraph A or B (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

              (i)    If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on The Nasdaq Stock Market, the fair market value shall be the closing selling price per share of Common Stock on the date in question, as reported by the National Association of Securities Dealers on The Nasdaq Stock Market and published in The Wall Street Journal. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

              (ii)    If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          2.    Term and Exercise of Options.    Each option granted under the Plan shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option; provided, however, that no such option shall have a term in excess of ten (10) years from the grant date.

          3.    Limited Transferability of Options.    During the lifetime of the optionee, Incentive Options shall be exercisable only by the optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the optionee's death. However, non-statutory options may, in connection with the optionee's estate plan, be assigned in whole or in part during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

          4.    Effect of Termination of Service.

            A.    Should an optionee cease to remain in Service (as defined in subparagraph D below) for any reason (including death or permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code) while the holder of one or more outstanding options granted to such optionee under the Plan, then such option or options shall not (except to the extent otherwise provided pursuant to Section X below) remain exercisable for more than a thirty-six (36)-month period (or such shorter period determined by the Plan Administrator and specified in the instrument evidencing the grant) following the date of such cessation of Service. Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term. Each such option shall, during such thirty-six (36)-month or shorter period, be exercisable only to the extent of the number of shares (if any) for which the option is exercisable on the date of the optionee's cessation of Service. Upon the expiration of such thirty-six (36)-month or shorter period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable. However, the option shall, immediately upon the optionee's cessation of Service for any reason, terminate and cease to be outstanding for any option shares for which the option is not otherwise at that time exercisable.

            B.    Any outstanding option held by the optionee and exercisable in whole or in part on the date of his or her death may be subsequently exercised, but only to the extent of the number of shares (if any) for which the option is exercisable on the date of the optionee's cessation of Service (less any option shares subsequently purchased by the optionee prior to death), by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. The right to exercise the option for those shares shall terminate upon the earlier of (i) the third anniversary of the date of the optionee's cessation of Service or (ii) the specified expiration date of the option term.

            C.    Notwithstanding subparagraphs A and B above, the Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the optionee under the Plan to be exercised, during the limited period of exercisability provided under Section V.4.A above, not only with respect to the number of shares for which each such option is exercisable at the time of the optionee's cessation of Service but also with respect to one or more subsequent installments for which the option would otherwise have become exercisable had such cessation of Service not occurred.

            D.    For purposes of the foregoing provisions of this Section V.4 (and all other provisions of the Plan), the optionee shall be deemed to remain in the Service of the Corporation for so long as such individual renders services on a periodic basis to the Corporation or any parent or subsidiary corporation in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, unless the option agreement evidencing the option grant and/or the purchase agreement evidencing the purchased option shares specifically provides otherwise. The optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Corporation or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity as to the work to be performed and as to the manner and method of performance.

          5.    Stockholder Rights.    An optionee shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

          6.    Repurchase Rights.    Unvested shares of Common Stock may be issued under the Plan which are subject to repurchase by the Corporation in accordance with the following provisions:

              (a)    Upon the optionee's cessation of Service while holding unvested shares under the Plan, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

              (b)    All of the Corporation's outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under Section VII of this Plan, except to the extent: (i) any such repurchase right is to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

              (c)    The Plan Administrator shall have the discretionary authority, exercisable either before or after the optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to any or all unvested shares purchased or purchasable by the optionee under the Plan and thereby accelerate the vesting of those shares in whole or in part at any time.

        VI.    INCENTIVE OPTIONS.

        The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

          (a)    Dollar Limitation.    The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which an Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, the option may nevertheless be exercised for those excess shares in such calendar year as a non-statutory option.

          (b)    10% Stockholder.    If any individual to whom the Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from such grant date.

          Except as modified by the preceding provisions of this Section VI, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

        VII.    CORPORATE TRANSACTION/CHANGE IN CONTROL

        (a)  In the event of any of the following transactions (a "Corporate Transaction"):

            (i)    a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,

            (ii)    the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in liquidation or dissolution of the Corporation, or

            (iii)    any reverse merger in which the Corporation is the surviving entity but in which fifty percent (50%) or more of the Corporation's outstanding voting stock is transferred to persons different from those who held the stock immediately prior to such merger, each outstanding option under the Plan shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become exercisable for the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. However, an outstanding option under the Plan shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or (ii) the acceleration of such option is subject to other applicable limitations imposed by the Plan Administrator at the time of grant. The determination of comparability under clause (i) above shall be made by the Plan Administrator and its determination shall be final, binding and conclusive.

        (b)  Each outstanding option under the Plan which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan on both an aggregate and per participant basis shall be appropriately adjusted to reflect the effect of the Corporate Transaction upon the Corporation's capital structure.

        (c)  In connection with any Change in Control (as defined below), the Plan Administrator shall have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of each outstanding option under the Plan so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for the total number of shares at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. The Plan Administrator shall also have full power and authority to condition such option acceleration, and the termination of any of the Corporation's repurchase rights with respect to any unvested shares purchased or purchasable under the Plan, upon the subsequent termination of the optionee's Service within a designated period following the Change in Control.

          A Change in Control shall be deemed to occur in the event:

            (i)    twenty-five percent (25%) or more of the Corporation's outstanding voting stock is acquired pursuant to a tender or exchange offer (A) which is made directly to the Corporation's stockholders by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with, the Corporation) and (B) which the Board does not recommend the stockholders to accept; or

            (ii)    there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

        (d)  Immediately following the consummation of a Corporate Transaction, all outstanding options under the Plan shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company. Upon a Change in Control, each outstanding option accelerated pursuant to subsection VII.(c) above shall remain fully exercisable until the expiration or sooner termination of the option term specified in the agreement evidencing such grant.

        (e)  The exercisability as incentive stock options under the Federal tax laws of any options accelerated in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section VI.(a) of the Plan. To the extent such dollar limitation is exceeded, the accelerated option shall be exercisable as a non-statutory option under the Federal tax laws.

        (f)    The grant of options under this Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        VIII.    STOCK APPRECIATION RIGHTS

        (a)  Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section VIII, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under the Plan in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

        (b)  No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the optionee shall accordingly become entitled under this Section VIII may be made in shares of Common Stock valued at fair market value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

        (c)  If the surrender of an option is rejected by the Plan Administrator, then the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

        (d)  One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under the Plan. Upon the occurrence of a Hostile Take-Over, each outstanding option with such a limited stock appreciation right shall automatically be cancelled, to the extent such option is at the time exercisable for fully-vested shares of Common Stock (including any shares which may vest in connection with such Hostile Take-Over). The optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to the cancelled option (or cancelled portion of such option) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. The Plan Administrator shall pre-approve, at the time the limited stock appreciation right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section VIII.(d). No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option cancellation and cash distribution. The balance of the option (if any) shall continue to remain outstanding and exercisable in accordance with the terms and conditions of the instrument evidencing such grant.

        (e)  For purposes of Section VIII.(d), the following definitions shall be in effect:

            A Hostile Take-Over shall be deemed to occur in the event any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than twenty-five percent (25%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

            The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share on the date of cancellation, as determined pursuant to the valuation provisions of Section II.1.C, or (b) the highest reported price per share paid by the acquiring entity in effecting such Hostile Take-Over. However, to the extent the cancelled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

        (f)    The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section VIII shall not be available for subsequent option grant under the Plan.

        IX.    LOANS OR INSTALLMENT PAYMENTS

        The Plan Administrator may, in its discretion, assist any optionee (including any officer or director of the Corporation) in the exercise of one or more options granted to such individual under the Plan, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such optionee or (ii) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any such loan or installment method of payment (including the interest rate and terms of repayment) will be upon such terms as the Plan Administrator specifies in the applicable option agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be granted with or without security or collateral (other than to individuals who are independent consultants or advisors, in which event the loan must be adequately secured by collateral other than the purchased shares). However, the maximum credit available to the optionee may not exceed the option price of the acquired shares (less the par value of those shares) plus any Federal and State income and employment withholding taxes to which the optionee may become subject in connection with the exercise of the option.

        X.    EXTENSION OF EXERCISE PERIOD

        The Plan Administrator shall have full power and authority, to extend the period of time for which the option is to remain exercisable following the optionee's cessation of Service from the thirty-six (36) month or shorter period set forth in the option agreement to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

        XI.    AMENDMENT OF THE PLAN    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that no such amendment or modification shall, without the consent of the stockholders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

        XII.    EFFECTIVE DATE AND TERM OF PLAN

        (a)  The Plan was initially adopted by the Board on July 19, 1988 and approved by the Corporation's stockholders on March 29, 1989. The Plan was subsequently amended by the Board on July 18, 1990, and such amendment was approved by the Corporation's stockholders in October, 1990. In January 1991, the Plan was again amended to increase by 2,880,000 shares the number of shares of Common Stock issuable under the Plan, and such share increase was approved by the Corporation's stockholders on March 20, 1991. The Board further amended the Plan on May 22, 1991, with such amendments to become effective as of the date the Corporation's Common Stock first became traded on The Nasdaq Stock Market, in order to revise certain provisions previously required when the Plan was subject to the permit requirements of the California Corporations Department. On March 18, 1992, the Plan was amended and restated in its entirety, including an increase of 4,020,000 shares to the number of shares of Common Stock issuable thereunder. The 1992 restatement, including the 4,020,000 share increase, was approved by the stockholders at the 1992 Annual Meeting. On January 13, 1993, the Board amended the Plan to increase by an additional 4,200,000 shares the number of shares of Common Stock issuable under the Plan, and such share increase was approved by the stockholders at the 1993 Annual Meeting. On February 28, 1994, the Board amended the Plan to increase by an additional 3,900,000 shares the number of shares of Common Stock issuable under the Plan, and such increase was approved by the stockholders at the 1994 Annual Meeting. On January 25, 1995, the Board amended the Plan to increase by an additional 3,000,000 shares the number of shares of Common Stock issuable under the Plan, and such increase was approved by the stockholders at the 1995 Annual Meeting. On January 24, 1996, the Board adopted an amendment which increased the number of shares of Common Stock issuable under the Plan by an additional 7,200,000 shares, and such increase was approved by the stockholders at the 1996 Annual Meeting.

        On February 24, 1997, the Board adopted a series of amendments to the Plan (the "1997 Amendments") which (i) increased the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional 4,800,000 shares, (ii) rendered non-employee Board members serving as Plan Administrator eligible to receive option grants under the Plan, (iii) allowed unvested shares issued under the Plan and subsequently repurchased by the Corporation at the option exercise price paid per share to be reissued under the Plan, (iv) removed certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator, (v) extended the term of the Option Plan from July 19, 1998 to December 31, 2002 and (vi) effected a series of additional changes to the provisions of the Plan (including the stockholder approval requirements, the transferability of non-statutory stock options and the elimination of the six (6)-month holding period requirement as a condition to the exercise of stock appreciation rights) in order to take advantage of the recent amendments to Rule 16b-3 of the 1934 Act which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the Federal securities laws. The 1997 Amendments were approved by the Corporation's stockholders at the 1997 Annual Meeting.

        On February 20, 1998, the Board authorized an increase of 5,130,000 shares of Common Stock to the share reserve under the Plan, and the stockholders approved such increase at the 1998 Annual Meeting.

        On January 13, 1999, the Board authorized an increase of 4,800,000 shares of Common Stock to the share reserve under the Plan, and the stockholders approved such increase at the 1999 Annual Meeting.

        On January 12, 2000, the Board adopted a series of amendments to the Plan (the "2000 Amendments") which (i) increased the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional 5,130,000 shares; (ii) extend the term of the Option Plan from December 31, 2002 to December 31, 2005; (iii) required the option price per share of Common Stock subject to each option granted under the Option Plan to be not less than 100% of the fair market value per share of Common Stock on the date of grant; (iv) removed the non-employee Board members and all independent consultants from the class of persons eligible to receive option grants under the Option Plan; and (v) required the Plan Administrator to be a committee comprised only of non-employee Board members. The 2000 Amendments were approved by the Corporation's stockholders at the 2000 Annual Meeting.

        On May 17, 2000, the Board further amended the Plan to eliminate the Plan Administrator's authority to effect the cancellation and regrant of options under the Plan.

        On January 16, 2001, the Board authorized an increase of 5,640,000 shares of Common Stock to the share reserve under the Plan, and the stockholders approved such increase at the 2001 Annual Meeting.

        On January 23, 2002, the Board authorized an increase of 5,000,000 shares of Common Stock to the share reserve under the Plan. No options granted on the basis of the 5,000,000 share increase shall vest or become exercisable unless and until such share increase is approved by the stockholders at the 2002 Annual Meeting.

        (b)  The provisions of the 1992 restatement and of each subsequent amendment to the Plan shall apply only to stock options and stock appreciation rights granted under the Plan from and after the applicable effective date of such restatement or amendment. All stock options and stock appreciation rights issued and outstanding under the Plan immediately prior to each such effective date shall continue to be governed by the terms and conditions of the Plan (and the respective agreements evidencing each such option or stock appreciation right) as in effect on the date each such option or stock appreciation right was previously granted, and nothing in the 1992 restatement or in any subsequent amendment shall be deemed to affect or otherwise modify the rights or obligations of the holders of such prior options or stock appreciation rights with respect to their acquisition of shares of Common Stock under such options or their exercise of such stock appreciation rights. However, the Plan Administrator may, in its discretion, modify stock option or stock appreciation right issued and outstanding immediately prior to the effective date of the 1992 restatement or any subsequent amendment to include one or more provisions to the Plan added by such restatement or amendment.

        (c)  Unless sooner terminated in accordance with Section VII, the Plan shall terminate upon the earlier of (i) December 31, 2005 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender of cash-out of the stock options and stock appreciation rights granted hereunder. If the date of termination is determined under clause (i) above, then each stock option or stock appreciation right outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grant.

        (d)  Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Plan are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants are made, then (I) any unexercised excess options shall terminate and cease to be exercisable and (II) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

        XIII.    USE OF PROCEEDS

        Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

        XIV.    REGULATORY APPROVALS

        The implementation of the Plan, the granting of any stock option or stock appreciation right hereunder, and the issuance of stock upon the exercise of any such option or stock appreciation right shall be subject to the procurement by the Corporation of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it and the stock issued pursuant to it.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
IDEC PHARMACEUTICALS CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersign appoints WILLIAM H. RASTETTER and JOHN M. DUNN, and each of them, agents and proxies, with full power of substitution, to vote all shares of common stock of IDEC Pharmaceuticals Corporation held of record by the undersigned as of March 28, 2002 at the Annual Meeting of Stockholders of IDEC Pharmaceuticals to be held at the Hilton La Jolla at Torrey Pines, 10950 North Torrey Pines Road, San Diego, California on May 23, 2002, at 1:00 p.m., local time, and at all adjournments thereof, upon the following matters:

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YOUR VOTE IS IMPORTANT!

You can vote in one of two ways:

1.
Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

or

2.
Call toll free 1-800-435-6710  on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

PLEASE VOTE

Please mark your votes as indicated in this example	☒
	FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below			FOR	AGAINST	ABSTAIN
(1) Election of Directors 01 William H. Rastetter, Ph.D. 02 Herbert W. Boyer, Ph.D. 03 The Honorable Lynn Schenk	☐	☐	(2)	Proposal to amend the 1988 Stock Option Plan of IDEC Pharmaceuticals Corporation to increase the number of shares issuable thereunder from 53,580,000 shares to a total of 58,580,000 shares of common stock.	☐	☐	☐
					FOR	AGAINST	ABSTAIN
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)			(3)	Ratification of the selection of KPMG LLP as independent public accountants for the 2002 fiscal year.	☐	☐	☐
***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW***			(4)	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the Annual Meeting and upon other matters as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO CONTRARY INDICATION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTOR AND FOR PROPOSALS 2 AND 3 ABOVE, IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON WHO MAY BE NOMINATED.

Signature	Signature	Date	, 2001

(This signature should conform to your name as printed hereon. Co-owners should both sign.)

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VOTE BY TELEPHONE QUICK *** EASY *** IMMEDIATE

YOUR VOTE IS IMPORTANT! — YOU CAN VOTE IN ONE OF TWO WAYS:
1.    TO VOTE BY PHONE: Call toll-free 1-800-435-6710 on a touch tone telephone 24 hours a day-7 days a week
There is NO CHARGE to you for this call. — Have your proxy card in hand.

You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

OPTION 1:    To vote as the Board of Directors recommends on ALL proposals, Press 1

When asked, please confirm by Pressing 1.

OPTION 2:    If you choose to vote on each proposal separately press 0. You will hear these instructions.

      Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9
      To       WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions
      Proposal 2: To vote       FOR, press 1; Against, press 9; Abstain, press 0.

When asked, please confirm your vote by Pressing 1.

The instructions are the same for all remaining proposals.
 or

2.    VOTE BY PROXY CARD: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE: If you vote by telephone, THERE IS NO NEED TO MAIL BACK your Proxy Card.

THANK YOU FOR VOTING.

QuickLinks

PROPOSAL NO. 1 ELECTION OF DIRECTORS
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND RELATED INFORMATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL NO. 2 AMENDMENT TO THE 1988 STOCK OPTION PLAN OF IDEC PHARMACEUTICALS CORPORATION
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1988 STOCK OPTION PLAN.
PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002. OTHER BUSINESS
STOCKHOLDER PROPOSALS
ANNUAL REPORT AND ANNUAL REPORT ON FORM 10-K
IDEC PHARMACEUTICALS CORPORATION 1988 STOCK OPTION PLAN (Amended and Restated Through January 23, 2002)
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